Exhibit 99.1

Lōkahi Therapeutics™ and Glucotrack CEO Erik Emerson Provides Strategic Update on LT-100, ai² Platform Growth and Clinical Development Priorities

RUTHERFORD, N.J., and LA JOLLA, CA: Sept. 23, 2026 — Lōkahi Therapeutics™ today issued a strategic corporate update highlighting progress in its LT-100 development program, expansion of its ai² platform, and priorities for advancing and monetizing differentiated therapeutic assets.

A Clear View of Who We Are

A Message From Our CEO, Erik Emerson

Good morning. I’m Erik Emerson, CEO of Lōkahi Therapeutics™ and Glucotrack.

As many of you know, we completed our strategic business combination on July 14. Since then, we have continued to work through the post-closing matters contemplated by the transaction, including the steps required for the conversion of the Series A convertible preferred stock, which remains subject to applicable Nasdaq requirements and other conditions. I wanted to take this opportunity to provide an update on where we are today, what we are building, and where we are headed next.

Over the past year, Lōkahi Therapeutics™ has sharpened its focus around a clear objective:

To build a clinical-stage biopharmaceutical company capable of discovering, advancing, and monetizing differentiated healthcare opportunities.

The merger advanced that objective by creating a structure that allows both businesses to move forward with clarity and purpose. Today, Glucotrack Technologies continues to operate as a wholly owned subsidiary focused on developing its continuous blood glucose monitoring technology, while Lōkahi Therapeutics™ remains focused on therapeutic asset development, portfolio expansion, and the continued growth of our ai² platform. In this structure, Glucotrack Technologies is funded through the resource allocation defined in the merger agreement, while the Glucotrack parent company’s core business and financing allocations are directed to the Lōkahi Therapeutics™ business.

The Lōkahi Therapeutics™ strategy is straightforward: identify and acquire differentiated clinical-stage assets; apply disciplined clinical, regulatory, and operational execution to generate meaningful value-inflection data; and pursue strategic licensing, partnership, and royalty opportunities that maximize long-term value creation. By focusing on assets that have already completed important stages of development, we believe we can deploy capital efficiently, reduce development risk, and maintain a diversified pipeline with multiple potential paths to future value.

Today, our immediate priority is LT-100.

LT-100 is a biologic development program designed for the treatment of osteoarthritis knee pain. We are advancing the regulatory, clinical, manufacturing, and operational activities necessary to support the next stage of development. A clinical protocol has been submitted for regulatory review, and we are targeting study initiation in the near term, subject to regulatory feedback and standard development requirements.

The planned study will evaluate the safety and efficacy of LT-100 administered by subcutaneous injection. Building on prior clinical experience, the study is designed to assess the safety and efficacy of once-weekly subcutaneous administration as compared to the historical regimen of 15 weekly intradermal injections.

Today, we are working with regulators, preparing clinical operations, advancing manufacturing readiness, and building the infrastructure required of a clinical-stage biopharmaceutical organization to support this trial and those that may follow.

Successful biopharmaceutical companies create value through repeatable systems that identify, evaluate, and advance new opportunities over time.

Our Actual Intelligence platform integrates scientific, clinical, regulatory, commercial, and financial judgment into a disciplined framework for identifying opportunities, allocating resources, and creating value. We believe technology should enhance human judgment, not replace it.

Across the pharmaceutical industry, billions of dollars in prior investment remain trapped in assets that have been abandoned, deprioritized, underfunded, or overlooked. In many cases, those programs were not stopped because the science failed. They were stopped because priorities changed, capital disappeared, or strategic focus shifted. We believe value can be created by identifying these opportunities, evaluating them rigorously, and advancing those that meet our scientific, regulatory, commercial, and strategic criteria.

Discover. Advance. Monetize.

Those three principles guide how we evaluate opportunities, allocate resources, and pursue growth.

The first component is ai² Pipeline, our asset identification and evaluation engine. Supported by a growing network of more than 14 university partners, industry collaborators, and structured evaluation processes, the platform helps us identify opportunities that may strengthen and expand our portfolio. Today, our network applies standard pharmaceutical due diligence processes across more than 12,000 decommissioned, deprioritized, or abandoned late-stage pharmaceutical programs. Through our ai² pipeline, university undergraduates as well as graduate participants work alongside Lokahi leadership over an 8–10-week period to assess post Phase 1 biopharma opportunities across business development, clinical strategy, regulatory pathways, intellectual property, market assessment, and commercialization planning. This approach identified over 45 assets that met our initial screening criteria in its first year, and we are engaged in preliminary business development discussions with respect to certain of these opportunities.

The second component is ai² Talent.

We leverage the student relationships generated through ai² Pipeline to foster emerging talent for the industry. Through ai² Talent, participants gain exposure to real-world pharmaceutical decision-making while contributing to meaningful strategic work. At the same time, we are building a growing ecosystem of future leaders, analysts, operators, and innovators who may contribute to Lōkahi Therapeutics™, our partners, and the broader biopharmaceutical industry.

The third component is ai² Accelerator, which supports emerging technology, data, and innovation initiatives that align with our long-term strategy and have the potential to create opportunities across the broader healthcare ecosystem. One example is Qare, an emerging initiative being developed within the Accelerator framework. While still in its early stages, Qare reflects the type of market-driven, technology-enabled opportunity we believe can emerge from the intersection of experienced leadership, emerging talent, and disciplined execution.

We are intentionally combining experienced operators with emerging talent.

Experience helps us avoid mistakes.

New perspectives help us identify opportunities.

Together, they create a stronger organization.

The next chapter of Lōkahi Therapeutics™ will be defined by execution.

Executing the planned clinical program for LT-100.

Converting ai² Pipeline candidates into in-house programs.

Launching Qare, our first Accelerator initiative.

Growing the ai² university network.

As I close this update, I want to emphasize exactly what our business model is:

●	Discover near-term, value-creating therapeutics.

●	Advance them by enhancing process, indication, administration, or other elements that can generate near-term value.

●	Monetize assets before completion of registration trials through a range of business development structures.

Thank you for taking the time to learn more about Lōkahi Therapeutics™ and Glucotrack.

About Lōkahi Therapeutics™

Lōkahi Therapeutics™ (“Lōkahi”) is a capital-efficient biopharmaceutical platform company focused on identifying, evaluating, acquiring, and advancing overlooked therapeutic assets. Through its ai² platform and ai² Futures Lab execution model, Lōkahi integrates cross-functional expertise and disciplined decision-making to drive strategic development and long-term value creation. For more information, please visit www.lokahithera.com. For more information about the ai² Division programs, please visit www.ai2equals.com. Information on the company’s website does not constitute a part of and is not incorporated by reference into this press release.

About Glucotrack, Inc.

Glucotrack, Inc. (NASDAQ: GCTK) operates Lōkahi and, through its subsidiary Glucotrack Technologies, Inc., focuses on the design, development, and commercialization of novel technologies for people with diabetes, including a long-term implantable continuous blood glucose monitoring system. The Glucotrack CBGM is an Investigational Device and is limited by federal (or United States) law to investigational use. For more information, please visit www.glucotrack.com. Information on the company’s website does not constitute a part of and is not incorporated by reference into this press release.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “anticipate,” “believe,” “expect,” “may,” “plan,” “potential,” “targeting,” and “will” are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. These statements relate only to events as of the date on which the statements are made, and Glucotrack undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. All of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Glucotrack will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations, or otherwise); the ability to complete the remaining post-closing approvals and preferred stock conversion in connection with the merger transaction, including the satisfaction of required regulatory approvals; the ability of Lōkahi to identify, evaluate, acquire, and advance therapeutic assets; the ability to advance LT-100 through clinical development; the ability to convert pipeline opportunities identified through the ai² platform into strategic transactions; the ability to successfully develop and commercialize new initiatives; the ability to maintain and expand academic and institutional partnerships; the ability to successfully integrate acquired assets into Lōkahi’s pipeline; general business and economic conditions; and the additional risk factors described in Glucotrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on March 30, 2026.

Contact:

Glucotrack

GlucotrackPR@icrinc.com

Lōkahi Therapeutics™

ir@lokahithera.com